Exhibit 25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________
FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) __

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of Trustee as specified in its charter)

N/A	95-3571558
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

400 South Hope Street, Suite 400
Los Angeles, California 90071
(Address of principal executive offices, including zip code)

Legal Department
The Bank of New York Mellon Trust Company, N.A.
One Wall Street, 15th Floor
New York, NY 10286
(212) 635-1270
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Southwestern Electric Power Company
(Exact name of obligor as specified in its charter)

Delaware	72-0323455
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

1 Riverside Plaza
Columbus, Ohio 43215
 (Address of principal executive offices, including zip code)
______________________

Unsecured Notes
(Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
United States Department of the Treasury
Washington, DC 20219

Federal Deposit Insurance Corporation
Washington, DC 20429

Federal Reserve Bank
San Francisco, CA 94105

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

None.

ITEM 16.  LIST OF EXHIBITS.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).
4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).
5.	Not applicable.
6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
8.	Not applicable.
9.	Not applicable.

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 1st day of April, 2014.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By: /s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

Exhibit 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2013, published in accordance with Federal regulatory authority instructions.

		Dollar amounts
ASSETS		in thousands

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin		796
Interest-bearing balances		321
Securities:
Held-to-maturity securities		0
Available-for-sale securities		691,235
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold		129,700
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and
lease losses	0
Loans and leases, net of unearned
income and allowance		0
Trading assets		0
Premises and fixed assets (including
capitalized leases)		4,266
Other real estate owned		0
Investments in unconsolidated
subsidiaries and associated
companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		130,642
Other assets		123,133
Total assets		1,936,406

LIABILITIES

Deposits:
In domestic offices		811
Noninterest-bearing	811
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		246,334
Total liabilities		247,145
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,832
Not available
Retained earnings		564,169
Accumulated other comprehensive income		2,260
Other equity capital components		0
Not available
Total bank equity capital		1,689,261
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,689,261
Total liabilities and equity capital		1,936,406

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Antonio I. Portuondo, Director	)	Directors (Trustees)
William D. Lindelof, Director	)